Exhibit 10.10.16

FIRST AMENDMENT TO
IA COMMUNITIES GROUP, INC.
RETENTION BONUS PLAN

THIS FIRST AMENDMENT TO IA COMMUNITIES GROUP, INC. RETENTION BONUS PLAN (this “First Amendment”), dated as of November 16, 2015, is made and adopted by the Board of Directors of InvenTrust Properties Corp., a Maryland corporation (“InvenTrust”) and the Board of Directors of University House Communities Group, Inc. (formerly known as IA Communities Group, Inc.), a wholly-owned subsidiary of InvenTrust (the “Company”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan (as defined below).

RECITALS

WHEREAS, InvenTrust and the Company maintain the IA Communities Group, Inc. Retention Bonus Plan (the “Plan”);

WHEREAS, pursuant to Section 9.4 of the Plan, the Company may amend or modify the Plan at any time in its sole discretion; and

WHEREAS, the Company desires to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as set forth herein.

AMENDMENT

1.	Section 1.10 of the Plan is hereby amended and restated in its entirety as follows:

“1.10     “Participant” means each Employee who is employed by the Company immediately prior to the consummation of a Change in Control, other than any individual employed in the position of Maverick.”

2.	This First Amendment shall be and is hereby incorporated in and forms a part of the Plan.

3.	Except as expressly provided herein, all terms and provisions of the Plan shall remain in full force and effect.

[Signature Page Follows]

I hereby certify that the foregoing First Amendment was duly adopted by the Board of Directors of InvenTrust Properties Corp. on November 16, 2015.

Executed on this 19th day of November, 2015.

/s/ Scott W. Wilton
Scott W. Wilton
Executive Vice President, General Counsel and Secretary

IA COMMUNITIES GROUP, INC.
RETENTION BONUS PLAN

IA Communities Group, Inc., a Delaware corporation (“Communities Group”, and, together with its direct and indirect subsidiaries, the “Company”), has adopted this IA Communities Group, Inc. Retention Bonus Plan (the “Plan”) for the benefit of certain employees of the Company, on the terms and conditions hereinafter stated. The Plan, as set forth herein, is intended to reinforce and encourage the continued attention and dedication of such employees to their duties without distraction in the event of any threat or occurrence of a Change in Control.

1.        Defined Terms. For purposes of the Plan, the following terms shall have the meanings indicated below:

1.1    “Affiliate” means any domestic or foreign individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, Communities Group.

1.2    “Base Compensation” means (i) for a salaried Employee, the Participant’s annual base salary rate in effect immediately prior to the consummation of a Change in Control, and (ii) for an hourly-paid Employee, an amount equal to the Participant’s regular base hourly cash compensation rate immediately prior to the consummation of a Change in Control, multiplied by the Participant’s regularly scheduled weekly hours as of the Change in Control, multiplied by 52, in each case. For the avoidance of doubt, a Participant’s Base Compensation shall not include any bonus, commission or other incentive compensation.

1.3    “Board” means the board of directors of Inland American.

1.4    “Change in Control” means the first to occur of any of the events set forth in the following paragraphs; provided, however, that a Qualified Event shall not constitute a Change in Control: (i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), other than Communities Group or an Affiliate thereof or a Communities Group or Inland American employee benefit plan, including any trustee of such plan acting as trustee, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Communities Group representing thirty percent (30%) or more of the combined voting power of Communities Group’s then outstanding securities entitled to vote generally in the election of directors; (ii) a merger, reverse merger or other business combination or consolidation of Communities Group or any direct or indirect subsidiary of Communities Group with any other corporation other than an Affiliate of Communities Group, other than a merger or consolidation which would result in the voting securities of Communities Group outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of Communities Group, or such surviving entity outstanding immediately after such merger, reverse merger, business combination or consolidation; or (iii) a person (or group), other than an Affiliate of Communities Group, acquires (or has acquired, during a 12-month period), assets that have a total gross fair market value of forty percent (40%) or more of the total gross fair market value of all assets of Communities Group immediately prior to such acquisition.

1.5    “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

1.6    “Committee” means the Compensation Committee of the Board, or such other committee as may be appointed by the Board to administer the Plan.

1.7    “Definitive Agreement” means an agreement which, if the transactions contemplated thereby were consummated, would result in a Change in Control.

1.8    “Employee” means an individual who is an employee of the Company or any Successor Entity (or any of its affiliates).

1.9    “Inland American” means Inland American Real Estate Trust, Inc.

1.10    “Participant” means each Employee who is employed by the Company immediately prior to the consummation of a Change in Control, other than (i) any Employee who, immediately prior to the Change in Control, is a party to an employment agreement with the Company (including an employment or similar letter agreement); and (ii) any individual employed in the position of Maverick.

1.11    “Property-Level Employee” means any property-level Employee, including any employee whose principal place of employment is not at a corporate office of the Company. The determination of whether an Employee is a Property-Level Employee shall be made by the Plan Administrator in its sole discretion.

1.12    “Qualified Event” means any of the following: (i) a straight listing of Shares on the New York Stock Exchange, NASDAQ or on any other nationally recognized stock exchange; (ii) in connection with an underwritten public offering of Shares, the declaration by the Securities and Exchange Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended from time to time, which Shares are approved for listing or quotation on the New York Stock Exchange, NASDAQ or on any other nationally recognized stock exchange; or (iii) a reverse merger of Communities Group into an existing publicly held company or its acquisition subsidiary, resulting in the Shares first becoming listed on the New York Stock Exchange, NASDAQ or on any other nationally recognized stock exchange.

1.13    “Shares” shall mean shares of common stock of Communities Group and any successor security or interest.

1.14    “Successor Entity” means any entity that acquires or otherwise succeeds to all or substantially all of the business or assets of the Company upon and following a Change in Control.

2.        Effectiveness of the Plan. The Plan shall become effective as of the date on which the Plan is adopted by the Board (such date, the “Effective Date”).

3.        Plan Administrator. Subject to Section 9.4 hereof, the Plan shall be interpreted, administered and operated by the Committee (the “Plan Administrator”), which shall have complete authority, subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Plan Administrator may delegate any of its duties hereunder to a subcommittee, or to such person or persons from time to time as it may designate. All decisions, interpretations and other actions of the Plan Administrator shall be final, conclusive and binding on all parties who have an interest in the Plan.

4.        Retention Bonus. Each Participant who remains continuously employed by the Company until immediately prior to the consummation of a Change in Control will be entitled to receive a cash retention bonus (the “Retention Bonus”). Subject to the terms and conditions of the Plan, payment of the Retention Bonus to each Participant will be made in a lump-sum on the date on which a Change in Control occurs in an amount determined as follows:

(a)    for Participants other than Property-Level Employees, fifty percent (50%) of the Participant's Base Compensation; and
(b)    for Participants who are Property-Level Employees, one-twelfth (1/12) of the Participant's Base Compensation.
5.        Termination of Employment. In order to be eligible to receive a Retention Bonus, a Participant must remain continuously employed by the Company until immediately prior to the consummation of a Change in Control. Notwithstanding any provision of the Plan to the contrary, if a Participant’s status as an Employee is terminated for any reason prior to the consummation of a Change in Control, the Participant shall not be entitled to receive any Retention Bonus under the Plan, and neither the Company nor any Successor Entity shall have any obligation to such Participant under the Plan.

6.        Section 409A. To the extent applicable, the Plan shall be interpreted and applied consistent and in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of the Plan to the contrary, to the extent that the Plan Administrator determines that any payments or benefits under the Plan may not be either compliant with or exempt from Section 409A of the Code and related Department of Treasury guidance, the Plan Administrator may in its sole discretion adopt such amendments to the Plan or take such other actions that the Plan Administrator determines are necessary or appropriate to (i) exempt the compensation and benefits payable under the Plan from Section 409A of the Code and/or preserve the intended tax treatment of such compensation and benefits, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that this Section 6 shall not create any obligation on the part of the Plan Administrator to adopt any such amendment or take any other action, nor shall the Company have any liability for failing to do so.

7.        Parachute Payment Limitations. Notwithstanding anything to the contrary contained in this Plan (or any other agreement entered into by and between any Participant and the Company or any incentive arrangement or plan offered by the Company), in the event that any amount or benefit paid or distributed to any Participant pursuant to this Plan, taken together with any other amounts or benefits paid to the Participant by the Company (collectively, the “Covered Payments”), would constitute an “excess parachute payment” as defined in Section 280G of the Code, and would thereby subject the Participant to an excise tax under Section 4999 of the Code (an “Excise Tax”), the provisions of this Section 7 shall apply. If the aggregate present value (as determined for purposes of Section 280G of the Code) of the Covered Payments exceeds the amount which can be paid to the Participant without the Participant incurring an Excise Tax, then, solely to the extent that the Participant would be better off on an after tax basis by receiving the maximum amount which may be paid hereunder without the Participant becoming subject to the Excise Tax, the amounts payable to the Participant under this Plan (or any other agreement by and between a Participant and the Company or pursuant to any incentive arrangement or plan offered by the Company) shall be reduced (but not below zero) to the maximum amount which may be paid hereunder without the Participant becoming subject to the Excise Tax (such reduced payments to be referred to as the “Payment Cap”). In the event the Participant receives reduced payments and benefits as a result of application of this Section 7, the Participant shall have the right to designate which of the payments and benefits otherwise set forth herein (or any other agreement between the Company and the Participant or any incentive arrangement or plan offered by the Company) shall be received in connection with the application of the Payment Cap, subject to the following sentence. Reduction shall first be made from payments and benefits which are determined not to be nonqualified deferred compensation for purposes of Section 409A of the Code, and then shall be made (to the extent necessary) out of payments and benefits that are subject to Section 409A of the Code and that are due at the latest future date.

8.        Successors.

8.1    Company Successors. The Plan shall inure to the benefit of and shall be binding upon the Company, the Successor Entity, and their successors and assigns. Any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume and agree to perform the obligations of the Company under the Plan.

8.2    Participant Successors. The Plan shall inure to the benefit of and be enforceable by each Participant’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, legatees or other beneficiaries. If a Participant dies while any amount remains payable to such Participant hereunder, all such amounts shall be paid in accordance with the terms of the Plan to the executors, personal representatives or administrators of such Participant’s estate.

9.        Miscellaneous.

9.1    Entire Plan. The Plan contains the entire understanding of the parties relating to the subject matter hereof.

9.2    Participation Notice. The Company may in its discretion provide written notice to each Participant with respect to his or her participation in the Plan.

9.3    No Right to Continued Service. Nothing contained in the Plan shall (i) confer upon any Participant any right to continue as an Employee of the Company or any Successor Entity, (ii) constitute any contract of employment or agreement to continue employment for any particular period, or (iii) interfere in any way with the right of the Company or any Successor Entity to terminate a service relationship with any Participant, with or without cause.

9.4    Termination and Amendment of Plan. The Company reserves the right to amend or modify the Plan at any time in its sole discretion. The Plan shall terminate upon the Company’s satisfaction of all of its obligations under the Plan. In addition, and notwithstanding anything to the contrary contained herein, upon the first to occur of (a) a Qualified Event, or (b) the termination of a Definitive Agreement, in each case, if a Change in Control is not consummated on or prior to such Qualified Event or termination, then (i) the Plan shall terminate automatically and (ii) no Retention Bonus shall become payable pursuant to the Plan.

9.5    Participant Covenants. A Participant’s right to receive and/or retain the Severance Benefits payable under the Plan is conditioned upon the Participant’s continued compliance, in all material respects, with any confidentiality, non-solicitation, non-competition and similar covenants with respect to which the Participant is bound pursuant to any agreement with the Company.

9.6     Withholding. The Company shall have the authority and the right to deduct and withhold an amount sufficient to satisfy federal, state, local and foreign taxes required by law to be withheld with respect to any Retention Bonus payable under the Plan.

9.7    Benefits not Assignable. Except as otherwise provided herein or by law, no right or interest of any Participant under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Participant under the Plan shall be liable for, or subject to, any obligation or liability of such Participant. When a payment is due under the Plan to a Participant who is unable to care for his or her affairs, payment may be made directly to his or her legal guardian or personal representative.

9.8    Applicable Law. The Plan shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware (without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware).

9.9    Validity. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect.

9.10    Captions. The captions contained in the Plan are for convenience only and shall have no bearing on the meaning, construction or interpretation of the Plan’s provisions.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Inland American on March 17, 2015.

Signature: /s/ Scott W. Wilton
Scott W. Wilton
Executive Vice President, General Counsel and Secretary